                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 22, 2002



                               BearingPoint, Inc.
                        (formerly KPMG Consulting, Inc.)
             (Exact name of Registrant as specified in its charter)

             Delaware                    Commission File Number 001-31451                  22-3680505
 (State or other jurisdiction of                                                  (IRS Employer Identification
 incorporation or organization)                                                              Number)


                            1676 International Drive
                             McLean, Virginia 22102
                                 (703) 747-3000
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (703) 747-3000

Explanatory Note

On September 6, 2002, BearingPoint, Inc., formerly KPMG Consulting, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Filing") to announce that the Company had completed the acquisition of KPMG Consulting AG ("KCA") on August 22, 2002. This Amendment amends Item 7 of the Original Filing to include the financial statements required by Item 7(a) and 7(b).

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of the Business Acquired

                  (i)   Audited Financial Statements of the Business Acquired

                  The following audited financial statements are included in this Amendment to the Current Report on Form 8-K:

                  KPMG CONSULTING AG AND SUBSIDIARIES-Consolidated Financial Statements as of and for the years ended December 31, 2001 and 2000

                        Report of Independent Auditors........................    4

                        Consolidated Balance Sheets as of
                        December 31, 2001 and 2000............................    5

                        Consolidated Statements of Operations for the
                        years ended December 31, 2001 and 2000................    6

                        Consolidated Statements of Shareholders' Equity
                        for the years ended December 31, 2001 and 2000........    7

                        Consolidated Statements of Cash Flows for the
                        years ended December 31, 2001 and 2000................    8

                        Notes to Consolidated Financial Statements............    9

                  (ii)  Unaudited Financial Statements of the Business Acquired

                  The following unaudited financial statements are included in this Amendment to the Current Report on Form 8-K:

                  KPMG CONSULTING AG AND SUBSIDIARIES-Unaudited Consolidated Financial Statements as of June 30, 2002 and for the six months ended June 30, 2002 and 2001

                        Consolidated Balance Sheets as of June 30, 2002
                        (unaudited) and December 31, 2001.....................   31

                        Unaudited Consolidated Statements of Operations for
                        the six months ended June 30, 2002 and 2001...........   32



                        Unaudited Consolidated Statements of Cash Flows for
                        the six months ended June 30, 2002 and 2001...........   33

                        Notes to Unaudited Consolidated Financial
                        Statements............................................   34

         (b)      Pro Forma Financial Information and Other Data

                  The following unaudited pro forma financial information for BearingPoint, Inc. is included in this Amendment to the Current Report on Form 8-K:

                        Unaudited Pro Forma Financial Information.............   42

                        Pro Forma Consolidated Condensed Statement of
                        Operations for the year ended June 30,
                        2002 (unaudited)......................................   43

                        Pro Forma Consolidated Condensed Balance Sheet as of
                        June 30, 2002 (unaudited).............................   44

                        Notes to Pro Forma Consolidated Financial
                        Information (unaudited)...............................   46

         (c)     Exhibits

                 2.1    Share Purchase Agreement, dated June 8, 2002, among KPMG
                        Consulting, Inc., KPMG DTG and the minority shareholders, which is incorporated by reference to
                        Exhibit 2.1 from the Company's Form 8-K filed on
                        September 6, 2002.

                 23.1*  Consent of Ernst & Young.

                 *      Filed herewith

Item 7(a)(i). Audited Financial Statements of the Business Acquired


                         Report of Independent Auditors


KPMG Deutsche Treuhand - Gesellschaft
Aktiengesellschaft Wirtschaftsprufungsgesellschaft


We have audited the accompanying consolidated balance sheets of KPMG Consulting AG (a subsidiary of KPMG Deutsche Treuhand - Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of KPMG Consulting AG and subsidiaries at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


                                                               /s/ Ernst & Young


March 15, 2002
Frankfurt, Germany

                          KPMG CONSULTING AG AND SUBSIDIARIES
                              Consolidated Balance Sheets

                           (in thousands, except share data)

                                                                                          December 31
                                                                                ------------------------------
                                                                                    2001               2000
                                                                                -----------        -----------
                                                                                  (euros)            (euros)
                                Assets
Current assets:
    Cash and cash equivalents                                                        9,350             18,165
     Accounts receivable, net of allowance for doubtful accounts of
         (Euros)4,245 and (Euros)4,838 as of December 31, 2001
         and 2000, respectively                                                     131,705            111,412
     Unbilled revenue                                                                15,757             11,779
     Unbilled revenue from related parties                                              395                209
     Receivable from related parties                                                  1,213             14,203
     Prepaid expenses and other current assets                                        4,433              4,192
     Deferred income taxes                                                               93                 80
                                                                                -----------        -----------
                Total current assets                                                162,946            160,040
Fixed assets, net                                                                    12,209              9,379
Other assets                                                                          7,174              7,539
Long-term investments                                                                 7,965              6,416
Deferred income taxes                                                                   607                796
Intangible assets, net                                                               32,770             29,359
Goodwill, net                                                                        28,763             21,631
                                                                                -----------        -----------
                Total assets                                                        252,434            235,160
                                                                                ===========        ===========

                 Liabilities and Shareholders' Equity
Current liabilities:
     Short term borrowings                                                            8,278              4,884
     Accounts payable                                                                21,268             12,743
     Accrued expenses and other current liabilities                                  45,171             41,539
     Accrued personnel incentives                                                    40,885             29,332
     Deferred revenue                                                                 8,492              5,311
     Payable to related parties                                                      16,623             17,818
     Income taxes payable                                                             5,437              6,895
     Deferred income taxes                                                              390              5,747
                                                                                -----------        -----------
                Total current liabilities                                           146,544            124,269
Other liabilities                                                                    33,896             30,489
Deferred income taxes                                                                 7,803              4,216
                                                                                -----------        -----------
                Total liabilities                                                   188,243            158,974
Commitments and contingencies                                                             -                  -
Minority interests                                                                    4,110              6,075
Shareholders' equity:
     Share capital:
         Class A, (Euros)1.00 par value: authorized, issued and
            outstanding 7,560,000 shares                                              7,560              7,560
         Class B, (Euros)1.00 par value: authorized, issued and
            outstanding 840,000 shares                                                  840                840
     Additional paid-in capital                                                      46,971             46,971
     Retained earnings                                                                4,566             14,760
     Accumulated other comprehensive (loss) income                                      144                (20)
                                                                                -----------        -----------
                Total shareholders' equity                                           60,081             70,111
                                                                                -----------        -----------
                Total liabilities and shareholders' equity                          252,434            235,160
                                                                                ===========        ===========

See accompanying notes to consolidated financial statements.

                 KPMG CONSULTING AG AND SUBSIDIARIES
                Consolidated Statements of Operations

                            (in thousands)



                                                                                Year Ended December 31
                                                                               -----------------------
                                                                               2001               2000
                                                                               ----               ----
                                                                              (euro)             (euro)
Revenues:
     Third parties                                                            561,272            348,688
     Related parties                                                           17,065             33,671
                                                                              -------            -------
                Total revenues                                                578,337            382,359
Cost of revenues (excluding depreciation):
     Professional compensation                                                244,569            169,475
     Other direct contract expenses                                           104,032             63,510
     Other direct contract expenses - related parties                          17,743             12,558
     Other costs of services                                                   47,093             32,032
     Other costs of services - related parties                                 11,570              9,704
                                                                              -------            -------
                Total cost of revenues (excluding depreciation)               425,007            287,279
                                                                              -------            -------
                Gross margin (excluding depreciation)                         153,330             95,080

Selling, general and administrative expenses                                   61,587             23,120
Selling, general and administrative expenses - related parties                 26,944             30,688
Depreciation and amortization                                                  11,206              5,262
                                                                              -------            -------
Operating income                                                               53,593             36,010
Other income (expense):
     Interest income                                                              628                314
     Interest expense                                                          (1,609)              (364)
     Net loss from equity method investee                                      (2,336)              (511)
     Gain on settlement of vendor commitments                                   1,278              3,835
     Other income (expenses), net                                              (1,410)               (54)
                                                                              -------            -------
Income before income tax expense and minority interests                        50,144             39,230
     Income tax expense                                                        19,802             17,980
                                                                              -------            -------
Income before minority interests                                               30,342             21,250
     Minority interests                                                         6,476              2,749
                                                                              -------            -------
Net income                                                                     23,866             18,501
                                                                              =======            =======


          See accompanying notes to consolidated financial statements.

                       KPMG CONSULTING AG AND SUBSIDIARIES
                 Consolidated Statements of Shareholders' Equity
                                 (in thousands)

                                                                                      Ordinary Shares             Additional
                                                                                 --------------------------        Paid-in
                                                           Share Capital         Class A            Class B        Capital
                                                           -------------         -------            -------        -------
                                                              (euro)                                                (euro)
Balance, January 1, 2000                                        5,138                   -                -           2,556
     Conversion of share capital to ordinary shares            (5,113)              5,113                -               -
     Reclassification to convert to euro par value                  -                 935                -            (935)
     Issuance of Class A shares                                     -               1,512                -          40,537
     Issuance of Class B shares                                     -                   -              840           4,788
     Dividend paid to related party                                 -                   -                -               -
     Capital transactions with related party, net                 (25)                  -                -              25
     Shared services                                                -                   -                -               -
     Net income                                                     -                   -                -               -
     Other comprehensive loss:
         Translation adjustment                                     -                   -                -               -
     Comprehensive loss                                             -                   -                -               -
Balance, December 31, 2000                                          -               7,560              840          46,971
                                                               ------               -----           ------          ------
     Dividend paid to related party                                 -                   -                -               -
     Capital transactions with related party, net                   -                   -                -               -
     Net income                                                     -                   -                -               -
     Other comprehensive income:
         Translation adjustment                                     -                   -                -               -
     Comprehensive income                                           -                   -                -               -
Balance, December 31, 2001                                          -               7,560              840          46,971
                                                                =====               =====           ======          ======


                                                                                   Accumulated
                                                                                      Other            Total
                                                                                  Comprehensive     Shareholders'    Comprehensive
                                                          Retained Earnings       Income (Loss)        Equity            Income
                                                          -----------------       -------------        ------            ------
                                                               (euro)                 (euro)           (euro)            (euro)

Balance, January 1, 2000                                       11,367                   (5)            19,056                   -
     Conversion of share capital to ordinary shares                 -                    -                  -                   -
     Reclassification to convert to euro par value                  -                    -                  -                   -
     Issuance of Class A shares                                     -                    -             42,049                   -
     Issuance of Class B shares                                     -                    -              5,628                   -
     Dividend paid to related party                           (32,296)                   -            (32,296)                  -
     Capital transactions with related party, net              10,701                    -             10,701                   -
     Shared services                                            6,487                    -              6,487                   -
     Net income                                                18,501                    -             18,501              18,501
     Other comprehensive loss:
         Translation adjustment                                     -                  (15)               (15)                (15)
                                                                                                                           ------
     Comprehensive loss                                             -                    -                  -              18,486
                                                               ------                  ---             -------             ======
Balance, December 31, 2000                                     14,760                  (20)            70,111
                                                               ------                  ---             -------

     Dividend paid to related party                           (40,393)                   -            (40,393)                  -
     Capital transactions with related party, net               6,333                    -              6,333                   -
     Net income                                                23,866                    -             23,866              23,866
     Other comprehensive income:
         Translation adjustment                                     -                  164                164                 164
                                                                                                                           ------
     Comprehensive income                                           -                    -                  -              24,030
                                                               ------                  ---             -------             ======
Balance, December 31, 2001                                      4,566                  144             60,081
                                                               ======                  ===             ======


          See accompanying notes to consolidated financial statements.

                       KPMG CONSULTING AG AND SUBSIDIARIES
                      Consolidated Statements Of Cash Flows

                                 (in thousands)

                                                                                   Year Ended December 31
                                                                             -----------------------------------
                                                                                  2001                2000
                                                                             ---------------     ---------------
                                                                                 (euro)              (euro)
Cash flows from operating activities:
     Net income                                                                      23,866              18,501
     Adjustments to reconcile net income to net cash
       provided by operating activities:
         Income tax expense with related party, non-cash                              6,333               8,234
         Minority interests' share of net income                                      6,476               2,749
         Depreciation and amortization of fixed assets                                4,945               2,950
         Amortization of intangible assets                                            6,261               2,312
         Reduction in carrying value of investments                                     607                   -
         Deferred income taxes                                                       (1,758)             (1,236)
         Net loss from equity method investees                                        2,336                 511
         Shared service costs with related party, non-cash                                -               6,487
         Bad debt expense                                                             2,257               2,686
         Changes in operating assets and liabilities:
             Related parties                                                         11,795              28,237
             Accounts receivable                                                    (22,573)            (19,246)
             Unbilled revenue                                                        (4,164)               (487)
             Prepaid expenses and other current assets                                 (241)              6,406
             Other assets                                                              (373)                  -
             Accounts payable                                                         8,525             (15,143)
             Deferred revenue                                                         3,181              (3,504)
             Income taxes payable                                                    (1,458)              1,966
             Accrued expenses and other current liabilities                           3,632               4,149
             Accrued personnel incentives                                            11,553              (3,148)
             Other liabilities                                                        3,407               7,820
                                                                             ---------------     ---------------
                Net cash provided by operating activities                            64,607              50,244
                                                                             ---------------     ---------------
Cash flows from investing activities:
     Purchases of fixed assets                                                       (7,775)             (5,647)
     Acquisitions, net of cash acquired                                              (9,899)            (35,773)
     Investments in affiliates                                                       (4,325)             (9,492)
     Purchases of other assets                                                         (241)                  -
     Issuance of note receivable to related party                                         -              (3,002)
     Capitalized software development costs                                          (6,153)                  -
                                                                             ---------------     ---------------
                Net cash used in investing activities                               (28,393)            (53,914)
                                                                             ---------------     ---------------
Cash flows from financing activities:

     (Repayments of) proceeds from line of credit, net                                3,394               4,884
     Proceeds from the sale of Class A shares                                             -              42,051
     Proceeds from the sale of Class B shares                                             -               5,628
     Dividends paid to minority interest shareholders                                (8,194)                  -
     Dividends paid to related party                                                (40,393)            (32,296)
                                                                             ---------------     ---------------
                Net cash (used in) provided by financing activities                 (45,193)             20,267
Effect of exchange rates on cash and cash equivalents                                   164                 (15)
                                                                             ---------------     ---------------
Net increase (decrease) in cash and cash equivalents                                 (8,815)             16,582
Cash and cash equivalents, beginning of the period                                   18,165               1,583
                                                                             ---------------     ---------------
Cash and cash equivalents, end of the period                                          9,350              18,165
                                                                             ===============     ===============

Supplemental cash flow information:
     Cash paid during the period for:
         Interest                                                                     1,524                 364
         Income taxes                                                                15,573              13,639

See accompanying notes to consolidated financial statements.

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001



1. Description of Business and Basis of Presentation

KPMG Consulting AG (together with its subsidiaries, the "Company") is engaged in the business of management consulting and technology consulting, both within Germany and abroad. The Company is a subsidiary of KPMG Deutsche
Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft
("DTG").

The Company was formed as a limited liability company (Gesellschaft mit beschrankter Haftung or GmbH) under German Law on February 19, 1969. Effective October 25, 2000, the Company converted from a limited liability company to a joint stock corporation (Aktiengesellschaft or AG).

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). The Company maintains its financial records in accordance with German law, which requires the application of accounting principles generally accepted in Germany ("German GAAP"). German GAAP varies in certain significant respects from US GAAP. Accordingly, the Company made certain adjustments to prepare these consolidated financial statements in accordance with US GAAP.

The Company's partners and managing directors are employees of the Company. Accordingly, partners' remuneration has been reflected as an expense in the consolidated financial statements.

On December 22, 2000, the Company and DTG entered into a shared services agreement that took effect on January 1, 2001. The agreement sets out a legal basis for the provision of, and remuneration for, the following services: tax and legal support, information technology, knowledge management, human resources, marketing, occupancy and communication, accounting services, and other administrative and executive functions. The shared service agreement was implemented retroactively, as if it had been in place since January 1, 2000. The allocation methods defined in the agreement, and more fully described in Note 12, are based on headcount, revenues, and billable hours, and in the opinion of management, materially reflect the actual overhead costs attributable to the Company. The accompanying financial statements include amounts accrued under the agreement, classified according to the terms of the agreement.

In 2001 and 2000, the Company was included in DTG's consolidated tax return. Income taxes are presented for all periods as if the Company had filed, or will file, separate income tax returns.

2. Summary of Significant Accounting Policies

     (a) Principles of Consolidation

The consolidated financial statements reflect the operations of the Company and its majority-owned subsidiaries after elimination of intercompany accounts and transactions. Certain subsidiaries of the Company have minority interest holders. If losses applicable to the minority interest holders in a subsidiary exceed the minority interest in the equity capital of the subsidiary, those losses would be included in the Company's results, as the minority interest holders have no obligation to provide further financing to the subsidiary.

All subsidiaries are consolidated for the periods ended December 31, 2001 and 2000, with the exception of the accounts of Informationstechnologie und Systementwicklung Gesellschaft m.b.H., Graz, Austria ("Infonova"), which are included in the Company's results of operations for 2000 for the period from its acquisition on July 1, 2000, until its fiscal year end of October 31, 2000. The

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001


respective Infonova operations for the two month period ended December 31, 2000, have been combined with the full year 2001 results and included in the December 31, 2001, consolidated financial statements. The two month period consisted of
(euro)5,660 and (euro)619 in revenues and net income, after minority interest, respectively.

Investments in which the Company has the ability to exercise significant influence, but not control, over the investee are accounted for under the equity method. Under this method, the Company's proportional share of the investee's earnings or loss is included in consolidated operating results. Investments over which the Company does not have a significant influence are accounted for using the cost method.

     (b) Use of Estimates

In the normal course of preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates affecting the financial statements include recoverability of investments (see Note 3), accounts receivable collectibility, accruals and costs on unfinished consulting projects. Actual results could differ from those estimates.

     (c) Revenue Recognition

The Company primarily provides consulting services under both time-and-material and fixed price arrangements. Revenues under time-and-material arrangements are recognized as services are performed and costs are incurred. Revenues under fixed price contracts are recognized under the percentage-of-completion method, based on the ratio of total costs incurred to date compared to total estimated costs over the life of the project. Contract costs include all direct material and labor. Indirect costs related to contract performance, such as indirect labor, supplies and depreciation, are charged to expense as incurred.

Revenue recognized in excess of billings is recorded as unbilled revenue and represents costs and estimated earnings in excess of billings. Billings in excess of cost and estimated earnings are recorded as deferred revenue until the above described revenue recognition criteria are met. Anticipated losses on contracts are accrued as soon as the potential loss becomes evident. Reimbursements, including those relating to travel and other out-of-pocket expenses, and other similar third party costs, such as the cost of hardware and software resale, are included in revenues, and an equivalent amount of reimbursable expenses are included in cost of services.

Revenues from software and hardware sales are recognized after installation is completed and the customer has accepted the software or hardware. Such sales amounted to (euro)20,525 and (euro)2,994 for the years ended December 31, 2001 and 2000, respectively. Maintenance contract revenues are recognized ratably over the term of the underlying agreement. When consulting engagements have multiple elements, each element is separately evaluated and allocated among each deliverable based on the relative fair value of each of the deliverables, which reflects the prices at which those elements are sold separately to third parties.

     (d) Costs of Revenues, Excluding Depreciation

Professional compensation consists of payroll costs and related benefits associated with professional staff. Other direct contract expenses include travel, subcontracting and direct contract expenses.

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001


Other costs of service include expenses attributable to support and professional staff, and the cost of software and hardware purchased from third parties. Substantially all of the Company's research and development activities have been incurred pursuant to specific client contracts and, accordingly, are included in costs of service incurred.

     (e) Cash and Cash Equivalents

Cash equivalents consist of demand deposits and highly liquid investments with original maturities of three months or less, from the date of purchase.

     (f) Fixed Assets

Fixed assets are recorded at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Furniture, equipment and software costs are depreciated over three to five years. Leasehold improvements are amortized over the term of the respective lease or the useful life of the asset, whichever is shorter. Equipment under capital leases is stated at the present value of minimum lease payments or fair value at the inception of the lease, whichever is lower. Equipment held under capital leases is amortized using the straight-line method over the shorter of the lease term or estimated useful life of the assets, with the related amortization included in depreciation and amortization expense.

     (g) Goodwill and Intangible Assets

Goodwill represents the cost of acquired companies in excess of the fair value of the net assets acquired including intangible assets. Goodwill was amortized by the straight-line method over the expected periods of benefit, ranging from eight to ten years, for the years ended December 31, 2001 and 2000. In accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," goodwill resulting from acquisitions completed after June 30, 2001, has not been amortized.

Prior to January 1, 2002, intangible assets included the portion of the cost of acquired companies assigned to the assembled workforce. On January 1, 2002, the Company adopted SFAS No. 142 and accordingly the carrying value of the assembled workforce, which was previously accounted for as an intangible asset, was subsumed into goodwill. The net book value of this reclassification, as of January 1, 2002, was (euro) 7,889.

Intangible assets, which do not have identifiable lives, are amortized by the straight-line method over their expected period of benefit ranging from four to ten years. See Note 5 for the carrying amount of each major intangible asset class.

     (h) Capitalized Software

The Company capitalizes certain external and internal costs incurred to acquire or develop, respectively, internal use software in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Capitalized software is included in fixed assets and is amortized using the straight line method over its useful life, ranging from three to five years, commencing when the software is placed in service.

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001



     (i) Software Development Costs

Software development costs were capitalized, as required pursuant to SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," in the amount of (euro)6,153 in 2001. No costs were capitalized in 2000. Upon completion of development, the costs are amortized using the straight-line method over the product life of the respective software, ranging from three to five years. Capitalized software, that is under development or has been developed and is ready for sale, is included in intangible assets. No amortization occurred prior to January 1, 2002.

     (j) Impairment Evaluation

Effective January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets," which addresses financial accounting and reporting for the impairment and disposal of long-lived assets, and SFAS No. 142, with respect to impairment of goodwill. The adoption of these standards did not have a material impact on its consolidated financial position or results of operations.

The Company reviews the carrying value of its long-lived assets, including fixed assets, investments, goodwill, and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. Recoverability of long-lived assets, excluding goodwill, is assessed by a comparison of the carrying amount of the asset (or the group of assets, including the asset in question, that represents the lowest level of separately-identifiable cash flows) to the total estimated undiscounted cash flows expected to be generated by the asset or group. If the estimated future net undiscounted cash flows is less than the carrying amount of the asset or group, the asset or group is considered impaired and expense is recognized equal to the amount required to reduce the carrying amount of the asset to its then fair value. Fair value is determined by discounting the cash flows expected to be generated by the asset, when the quoted market prices are not available for the long-lived assets.

On January 1, 2002, the Company adopted SFAS No. 142, which prohibits the amortization of goodwill and indefinite life intangible assets. Instead, goodwill and indefinite life intangible assets will be tested for impairment at least annually and on an interim basis when an event occurs or circumstances change between annual tests that would more-likely-than-not result in impairment. Under SFAS No. 142, goodwill is assessed for impairment by using the fair value based method. The Company determines fair value by utilizing discounted cash flows. The fair value test required by SFAS No.142 for goodwill and indefinite lived intangible assets includes a two-step approach. Under the first step, companies must compare the fair value of a "reporting unit" to its carrying value. A reporting unit is the level at which goodwill impairment is measured and it is defined as an operating segment or one level below it if certain conditions are met. If the fair value of the reporting unit is less than its carrying value, goodwill is impaired and companies must proceed with step two. Under step two, the amount of goodwill impairment is measured by the amount that the reporting unit's goodwill carrying value exceeds the "implied" fair value of goodwill. The implied fair value of goodwill can only be determined by deducting the fair value of all tangible and intangible net assets (including unrecognized intangible assets) of the reporting unit from the fair value of the reporting unit (as determined in step one). In this step, companies must allocate the fair value of the reporting unit to all of the reporting unit's assets and liabilities (a hypothetical purchase price allocation).

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001


SFAS No. 142 requires companies to perform the impairment test at least annually and also upon adoption. Any impairment loss resulting from the adoption of SFAS No. 142 is treated as a change in accounting principle.

Calendar year companies such as ourselves adopted SFAS No. 142 as of January 1, 2002, for goodwill and intangible assets arising from business combinations completed prior to July 1, 2001, and we have applied SFAS No. 142 for goodwill and indefinite-lived intangible assets arising from business combinations completed after June 30, 2001. Upon adoption of SFAS No. 142, for U.S. GAAP purposes, we stopped amortizing goodwill. The Company did not have any impairment loss as a result of adopting SFAS No. 142 and performing the required impairment test.

See Recently Issued Accounting Standards, for further discussion of the adoption of SFAS No. 142.

     (k) Foreign Currency Translation

Assets and liabilities of foreign subsidiaries are translated into Euro using the exchange rates as quoted at the period end. Revenues and expenses are translated using the average exchange rate for the respective period. The resulting translation adjustments comprise the only component of accumulated other comprehensive income in the consolidated financial statements.

     (l) Fair Value of Financial Instruments

Financial instruments of the Company consist primarily of cash, accounts receivable, accounts payable, accrued liabilities, and a put and call purchase option, more fully described in Note 3. The carrying values of financial instruments approximate their fair values because of the short maturity period of these instruments, except for the put and call option, for which the fair value exceeds the carrying value.

     (m) Concentrations of Credit Risk

Financial instruments that subject the Company to credit risk consist primarily of accounts receivable and unbilled revenues. The Company had no customer that amounted to more than 10% of consolidated revenue in the years ended December 31, 2001 or 2000. The Company had one customer comprising greater than 10% of total accounts receivable, aggregating 11% and 16% as of December 31, 2001 and 2000, respectively. Other concentrations of credit risk are limited due to the Company's number of clients and their dispersion across many different industries.

As of and for the year ended December 31, 2001, the Company had net assets of
(euro)53,288 and total revenues of (euro)510,985 in Euro denominated countries. The Company also had (euro)6,783 and (euro)66,735 of net assets and total revenues, respectively, in Switzerland. Net assets and total revenues outside of Europe were (euro)10 and (euro)617, respectively.

     (n) Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001


respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The taxable profits of certain of the Company's German operations have been included in the tax returns of DTG. In lieu of paying income tax to DTG, the Company is required to distribute its entire German GAAP net income, determined under statutory guidelines, to DTG. The provision for income taxes in these financial statements is based on the amount of tax the Company would have incurred if calculated on a separate return basis. The provision is recorded as a contribution to the Company.

     (o) Accrued Personnel Incentives

Accrued personnel expenses include accruals for the annual bonuses to partners and employees. The partners' bonus award is based largely on the results of operations of the Company as a whole, and to some extent, on the result of the DTG group. The bonus award pool for partners and other employees is based primarily upon a formula, based on the achievement of certain profit targets and objectives. The final determination of the bonus award may be modified and is subject to the final approval by the Company's Supervisory Board, which includes representatives from DTG. Accordingly, DTG has significant influence over the determination of the bonus award pool. The bonus award pool is allocated based on a point system, awarded for additional time worked and other incentive related work. The bonus for managers is based on a combination of the German GAAP results of operations and a point based bonus system.

     (p) Advertising

Advertising costs are expensed as incurred and represent costs incurred through various mediums directed at potential clients and employees. Advertising costs amounted to (euro)4,402 and (euro)1,189 for the years ended December 31, 2001 and 2000, respectively.

     (q) Pension and Other Post-Retirement Benefit Plans

The Company maintains defined benefit pension plans and other post-retirement benefit plans covering certain employees. The benefits are based on years of service and the employee's compensation prior to retirement. The valuation of pension liabilities is based upon the projected unit credit method in accordance with SFAS No. 87 "Employers' Accounting for Pensions." The valuation of post-retirement benefits which consists of deferred compensation, is accounted for under APB No. 12, as amended by SFAS No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions."

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001



     (r) Other

The Company recorded gains resulting from a settlement dispute of (euro)1,278 and (euro)3,835 in the years ended December 31, 2001 and 2000, respectively. The gains arose from a claim dating back to 1998. For the years ended December 31, 2001 and 2000, no costs were incurred by the Company in relation to this dispute and the Company has no future obligations relating to the settlement.

     (s) Recently Issued Accounting Standards

In June 2001, the Financial Accounting Standards Board approved SFAS No. 141, "Business Combination" and SFAS No. 142. As a result of SFAS No. 141, all acquisitions completed after June 30, 2001, are accounted for using the purchase method of accounting. The adoption of SFAS No. 141 had no material impact on the Company's consolidated financial statements.

On January 1, 2002, the Company adopted SFAS 142, ceased amortizing goodwill, reclassified the net balance of intangible assembled work force assets into goodwill, and assessed goodwill for impairment. Amortization expense of goodwill and assembled workforce for the years ended December 31, 2001 and 2000, amounted to (euro)4,039 and (euro)1,559, respectively. The net book value of the assembled workforce, which was subsumed into goodwill as of January 1, 2002, was
(euro)7,889.

In October 2001, the FASB issued SFAS No. 144. This U.S. accounting standard addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. SFAS No. 144 supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." However, SFAS No. 144 retains the fundamental provisions of Statement 121 for (a) recognition and measurement of the impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale. SFAS No. 144 is effective January 1, 2002, for the Company. The adoption of SFAS No. 144 did not have a material impact to our U.S. GAAP results of operations or financial position.


3. Acquisitions and Transfer

KPMG Global Solutions Delivery GmbH, Berlin

In September 2000, DTG transferred KPMG Global Solutions Delivery GmbH ("GSD") to the Company. GSD was formed by DTG in 1999 and delivers SAP consultancy services to international clients. Because the Company and GSD are entities under the common control of DTG, the transfer was accounted for at DTG's carrying value on the date of formation.

Swiss Consultancy Practice, Zurich and Ritro Risk Management and Treasury Outsourcing AG, Zug, Switzerland ("Ritro")

Effective December 31, 2000, the Company acquired the net assets of the business consultancy practice of KPMG Fides from KPMG Fides and KPMG Holding, Zurich, Switzerland and a 67% stake-holding in Ritro in exchange for aggregate cash consideration of (euro)10,798. The Swiss consultancy practice offers business consulting products to clients in various industries primarily in Switzerland. Ritro is a company which offers consultancy and outsourcing in the area of corporate treasury and corporate finance, including cash management, netting/pooling, controlling and back office and risk management. Ritro was sold in 2001 for an immaterial amount.

The acquisitions of the Swiss branch in Zurich and Ritro were accounted for using the purchase method of accounting. Accordingly, their results of operations have been included in the financial

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001


statements since the date of acquisition, and their assets and liabilities were recorded based upon their fair value at the date of acquisition. The Company has allocated the excess purchase price over the fair value of net tangible assets acquired to goodwill and certain identifiable intangible assets. As a result of the acquisition, the Company recognized goodwill of (euro)2,860 and intangible assets of (euro)9,939, which were being amortized on a straight-line basis over periods of five to ten years, through December 31, 2001. In accordance with SFAS No. 142, as of January 1, 2002, only intangible assets continue to be amortized.

KPMG Consulting GmbH, Vienna, Austria

Effective August 31, 2000, the Company acquired 100% of the shares in S-Beteiligungsverwaltung GmbH ("S-Beteiligung"), KPMG Consulting GmbH ("KCG") and Triacon Management Consulting GmbH ("Triacon"). KCG and Triacon both offer business consulting services to clients in diverse industries located primarily in Austria.

The aggregate cash purchase price for S-Beteiligung, KCG and Triacon amounted to
(euro)8,962. The acquisitions were accounted for using the purchase method of accounting. Accordingly, their results of operations have been included in the financial statements since the date of acquisition, and their assets and liabilities were recorded based upon their fair values at the date of acquisition. The Company has allocated the excess purchase price over the fair value of net tangible assets acquired to goodwill and certain identifiable intangible assets. As a result of the acquisition, the Company recognized goodwill of (euro)7,349 and intangible assets of (euro)9,758, which were being amortized on a straight-line basis over periods of five to ten years. In accordance with SFAS No. 142 as of January 1, 2002, only the intangible assets continue to be amortized.

Infonova Group, Graz, Austria

In a series of transactions on July 1, 2000, the Company acquired a 51% interest in three entities including Infonova, InfoDesign GmbH ("InfoDesign"), and Michael Blaschitz GmbH ("MBGmbH"), for a total purchase price of (euro)18,532, (collectively, "Infonova Group").

Infonova offers internet services such as internet protocol ("IP") network design, IP system integration, IP system support, IP server technology, IP telephony, e-business & security, interactive TV & multimedia, and IP training to Network-Providers, Service Providers and Content Providers. InfoDesign is mainly active in the areas of web competence and design, E-commerce, geo-marketing and E-publishing.

The acquisitions were accounted for under the purchase method of accounting. Accordingly, their results of operations have been included in the financial statements since the date of acquisition, and their assets and liabilities were recorded based upon their fair values at the date of acquisition. The Company has allocated the excess purchase price over the fair value of net tangible assets acquired to goodwill and certain identifiable intangible assets. As a result of the acquisitions, the Company recognized goodwill of (euro)9,187 and intangible assets of (euro)8,938, which were being amortized on a straight-line basis over periods of five to ten years. In accordance with SFAS No. 142, as of January 1, 2002, only the intangible assets continue to be amortized. The net results attributable to the Company's non-owned portion of earnings from Infonova and MBGmbH have been reflected as earnings allocated to minority shareholders.

In July 2001, the Company purchased the remaining 49% minority interest of InfoDesign and an additional 10% of MBGmbH for total cash consideration of
(euro)10,249, excluding acquisition costs. The acquisitions were accounted for under the purchase method of accounting.

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001



As a result of the additional purchases of the interests in InfoDesign and MBGmbH, the Company recognized goodwill of (euro)9,615 and intangible assets of
(euro)981. In accordance with SFAS No. 142, goodwill acquired in the July 2001, transaction has not been amortized. Intangible assets with definite lives are being amortized on a straight-line basis over ten years.

Concurrent with the acquisition on August 31, 2000, the Company executed, with the sellers of Infonova Group, a put and a call option for the remaining 49% of the Infonova Group. In the event that the Company undertakes an initial public offering on a domestic or foreign stock exchange, and in case the Company sells a majority of its shares to a third party before June 30, 2002, and in any case after such date, the Company has the option to purchase from the minority shareholders ("call") and the minority shareholders have the option to sell to the Company ("put") the minority's 49% interest in Infonova at 85% of fair value, as determined by an independent valuation expert. Such contingent price is payable in cash, or in stock or shares of the Company or the Company's majority owned subsidiaries at the Company's election. On August 31, 2000, the Company recorded the fair value of this option of (euro)2,565, which was adjusted to (euro)1,830 as a result of the July 2001 purchase of the remaining 49% minority interest in InfoDesign. The carrying value of the put and call option at December 31, 2001, was (euro)1,830, and is included in other non-current assets.

ProLogic EDV-Beratung und -Schulung GmbH, Dusseldorf-Erkrath

On December 13, 2000, the Company acquired ProLogic EDV-Beratung und -Schulung GmbH ("ProLogic"), a provider of consulting, programming and education services, for a total cash purchase price, including direct acquisition costs, of
(euro)409. The acquisition was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities were recorded based upon their fair values at the date of acquisition. The Company has allocated the excess purchase price over the fair value of net tangible assets acquired to goodwill and certain identifiable intangible assets. As a result of the acquisition, the Company recognized goodwill of (euro)310 and intangibles assets of (euro)112, which were being amortized on a straight-line basis over periods of five to ten years. In accordance with SFAS No. 142, as of January 1, 2002, only the intangible assets continue to be amortized.

Pro Forma Information - Unaudited

The following unaudited pro forma information has been prepared assuming that the purchases of the Swiss Consultancy Practice, Ritro, S-Beteiligung, KCG, Triacon, Infonova Group, and ProLogic had occurred as of January 1, 2000 and 2001, respectively. The unaudited pro forma financial information is not necessarily indicative of the consolidated results that would have occurred had the acquisitions taken place at such date, nor is it necessarily indicative of results that may occur in the future.

                                                       Year ended
                                                       December 31
                                                  ----------------------
                                                    2001          2000
                                                  -------        -------
                                                        Unaudited
                                                  (euro)         (euro)

Revenues                                          578,337        458,354
Income from operations                             53,562         39,457
Net income                                         23,927         18,321

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001



Investments in Affiliates

In March 2000, DTG loaned (euro)762 to KPMG Consulting France B.V. Netherlands ("KPMG France"), which was contributed to the Company and included in capital transactions with related parties. On October 20, 2000, the Company purchased a 10% equity interest in KPMG France for a total cash purchase price of (euro)155. In September 2001, through the conversion of outstanding loans, the Company purchased 111,633 additional shares of KPMG France for (euro) 4,325 increasing its share to 16.5%. An impairment, in the amount of (euro)440, was recorded against the investment in KPMG France for the year ended December 31, 2001, based on the Company's impairment accounting policy. The carrying value of the investment was (euro)4,802 and (euro)917 as of December 31, 2001 and 2000, respectively. The investment has been accounted for using the cost method.

On December 18, 2000, the Company purchased a 28.6% interest in KPMG Spain B.V., Netherlands ("KPMG Spain") for a total cash purchase price of (euro)6,010. The investment has been accounted for in accordance with the equity method. The carrying value of the investment in KPMG Spain was (euro)3,163 and (euro)5,499 as of December 31, 2001 and 2000, respectively.

4. Fixed Assets, net

Fixed assets consisted of the following:

                                                                          December 31
                                                                ------------------------------
                                                                  2001                  2000
                                                                --------              --------
                                                                 (euro)                (euro)


Leasehold improvements                                            1,955                 1,452
Furniture and fixtures                                           18,308                14,174
Other equipment                                                   2,715                 1,354
                                                                -------                ------
                                                                 22,978                16,980
Less accumulated depreciation                                   (10,769)               (7,601)
                                                                -------                ------

Fixed assets, net                                                12,209                 9,379
                                                                =======                ======


                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001




5. Intangible Assets, net

Intangible assets consisted of the following:

                                                                          December 31
                                                                ------------------------------
                                                                  2001                  2000
                                                                --------              --------
                                                                 (euro)                (euro)

Trade name                                                       12,639                12,228
Customer base                                                     9,003                 8,876
Assembled workforce                                               9,948                 9,585
Software                                                          6,153                     -
Other                                                               272                   124
                                                                -------               -------
                                                                 38,015                30,813
Less accumulated amortization:
   Trade name                                                    (1,881)                 (616)
   Customer base                                                 (1,233)                 (350)
   Assembled workforce                                           (2,059)                 (417)
   Software                                                           -                     -
   Other                                                            (72)                  (71)
                                                                -------               -------
                                                                 (5,245)               (1,454)
                                                                ------                -------
Intangible assets, net                                           32,770                29,359
                                                                =======               =======


Amortization of intangible assets for the years ended December 31, 2001 and 2000, are (euro)3,792 and (euro)1,097, respectively.

The aggregate annual amortization expense of intangible assets per each of the five succeeding years is as follows:

                                                     (euro)

      2002                                           4,009
      2003                                           4,364
      2004                                           4,364
      2005                                           4,364
      2006                                           2,564
      2007                                           2,105


Assembled workforce intangible assets in the consolidated financial statements totalled (euro) 9,948 at December 31, 2001. Under SFAS No. 142, the assembled workforce intangibles were subsumed into goodwill. As of January 1, 2002, the carrying value of assembled workforce was (euro)7,889, net of accumulated amortization. Deferred taxes associated with non-deductible assembled workforce of (euro)1,054 was also subsumed into goodwill.

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001



In accordance with SFAS No. 142, the Company is disclosing the following reconciliation of reported net income to adjusted net income assuming SFAS No. 142 had been adopted as of the beginning of the years presented.


                                                                    Year ended December 31
                                                                ------------------------------
                                                                  2001                  2000
                                                                --------              --------
                                                                 (euro)                (euro)

     Reported net income                                         23,866                18,501
     Add back amortization of goodwill                            2,397                 1,257
     Add back amortization of assembled workforce
        subsumed into goodwill                                    1,642                   302
                                                                 ------                ------
     Adjusted net income                                         27,905                20,060
                                                                 ======                ======


6. Goodwill, net

Acquisition costs and accumulated amortization of goodwill consisted of the following:

                                                                          December 31
                                                                ------------------------------
                                                                  2001                  2000
                                                                --------              --------
                                                                 (euro)                (euro)

Goodwill acquired                                                33,040                23,424
Less accumulated amortization, through December 31st             (4,277)               (1,793)
                                                                 ------                ------
Goodwill, net                                                    28,763                21,631
                                                                 ======                ======



7. Short Term Borrowings

In 2000, the Company entered into a line of credit with a commercial bank that enables the Company to borrow up to (euro)12,354, bearing a fixed interest rate of 5.25%. The facility has no expiration date and can be terminated by either party at any time. The borrowed balance of this line of credit at December 31, 2001 and 2000, the balance was (euro)7,958 and (euro)2,289, respectively.

An additional line of credit was established in 2000, which permits the Company to borrow up to (euro)1,454 throughout the year, bearing a fixed interest rate of 4.25%. This facility has no expiration date and can be terminated by either party at any time. The borrowed balance of the line of credit at December 31, 2001 and 2000, it was (euro)320 and (euro)2,595, respectively. Although the Company exceeded the original line of credit limit in 2000, no additional fees were incurred on the excess borrowings through the years ended December 31, 2001 and 2000.

Interest expense incurred as a result of the lines of credit was (euro)221 and
(euro)72 for the years ended December 31, 2001 and 2000, respectively.

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           (in thousands of(euro), except share and per share amounts)

                               December 31, 2001




8. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:


                                                                          December 31
                                                                ------------------------------
                                                                  2001                  2000
                                                                --------              --------
                                                                 (euro)                (euro)


Accrued overtime and vacation                                    18,834                14,288
Accrued benefits and payroll related expenses                    12,324                 7,896
Accrued losses on uncompleted contracts                           1,642                 6,759
Pension liability, current portion                                  500                     -
Value-added tax                                                   3,007                 5,784
Accrued travel expenses                                           2,409                   976
Customer bonus                                                        -                 1,167
Lease commitments                                                   489                    39
Other                                                             5,966                 4,630
                                                                 ------                ------
Accrued expenses and other current liabilities                   45,171                41,539
                                                                 ======                ======


9. Other Liabilities

Other non-current liabilities consisted of the following:


                                                                          December 31
                                                                ------------------------------
                                                                  2001                  2000
                                                                --------              --------
                                                                 (euro)                (euro)

Long term employee benefits including pensions                   25,542                22,433
Early option to retire                                            1,867                 1,978
Anniversary payments                                              2,098                 2,094
Employee related taxes and social security                        3,272                 3,272
Other non-current liabilities                                     1,117                   712
                                                                 ------                ------
Other liabilities                                                33,896                30,489
                                                                 ======                ======

                       KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                                December 31, 2001



10. Shareholders' Equity

The Company was converted from a limited liability company to a joint stock corporation in October 2000. The nominal capital amount of (euro)8,400 at December 31, 2001 and 2000, is subdivided into 8,400,000 individual (euro)1.00 par value share certificates and consists of the following:

 Class A Shares
 Nr. 1 -                 6,048,000 shares       Original share certificates upon conversion of the Company from a
 Nr. 6,048,000                                  limited liability company to a joint stock corporation under
                                                German Law.

                                                The original nominal capital of the limited liability company of
                                                DM 10,000 ((euro)5,113) was increased by a reclassification from additional paid-in capital of (euro)935 to the new nominal capital of the joint stock corporation of (euro)6,048.

 Nr. 6,048,001 -         1,512,000 shares       Additional share certificates issued to German partners and
 Nr. 7,560,000                                  managers for (euro)27.81 per share, which resulted in an increase in nominal capital of (euro)1,512 and in additional paid-in capital of
                                                (euro)40,537.

 Class B Shares
 Nr. 7,560,001 -         840,000 shares         Additional share certificates issued to Swiss partners and
 Nr. 8,400,000                                  consulting managers for (euro)6.70 per share, which resulted in an increase in nominal capital of (euro)840 and in additional paid-in capital of (euro)4,788.


Shares of both Class A and Class B ordinary shares entitle the holder to one vote per share at the Company's shareholders' meeting. However, Class B shares are subject to the following limitation on dividends. A Class B ordinary share entitles the holder to a maximum annual dividend equal to one fourth of that share's proportional interest (calculated on the basis of voting rights) in the net income of KPMG Consulting AG in its German GAAP stand-alone financial statements ("German GAAP Net Income"). The remainder of KPMG Consulting AG's German GAAP Net Income (i.e. after consideration of the dividends to Class B shareholders) may then be distributed to the Class A shareholders. This limitation on Class B dividends will cease, and Class B shares will be entitled to full dividend rights equal to Class A shares, when the accumulated aggregate difference, starting from January 1, 2001, between one-tenth of all dividends paid to both Class A and Class B shareholders and all dividends paid to Class B shareholders equals or exceeds (euro)16,719 (dividend basket).

Dividends are limited to retained earnings shown in the Company's German GAAP stand-alone financial statements, and these amounts differ from US GAAP consolidated retained earnings.

The Company has no stock-based compensation programs.

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001



11. Income Taxes

Income before taxes and minority interest was attributable to geographic regions for the years ended as follows:

                                                             Year ended
                                                             December 31
                                                     ---------------------------
                                                         2001           2000
                                                     ------------    -----------
                                                        (euro)         (euro)

 Germany                                                39,451         32,139
 Foreign                                                10,693          7,091
                                                        ------         ------
 Total income before taxes and minority interest        50,144         39,230
                                                        ======         ======


The income tax expense (benefit) consisted of the following:

                                                            Current       Deferred        Total
                                                            -------       --------        ------
                                                             (euro)        (euro)         (euro)
Year ended December 31, 2001:

     German corporate                                         8,929       (1,298)          7,631
     German trade                                             8,817       (1,385)          7,432
     Foreign                                                  3,814          925           4,739
                                                             ------       ------          ------
     Total expense (benefit)                                 21,560       (1,758)         19,802
                                                             ======       ======          ======

Year ended December 31, 2000:

     German corporate                                         9,426       (1,019)          8,407
     German trade                                             6,997           (3)          6,994
     Foreign                                                  2,793         (214)          2,579
                                                             ------       ------          ------
     Total expense (benefit)                                 19,216       (1,236)         17,980
                                                             ======       ======          ======


                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001


The significant components of deferred income tax benefit consisted of the following:

                                                                               Year ended
                                                                               December 31
                                                                        --------------------------
                                                                           2001           2000
                                                                        -----------    -----------
                                                                          (euro)         (euro)
Deferred tax expenses (benefit)  exclusive of the effect of changes
    in tax laws and rates                                                 (1,406)        (1,550)
Adjustments  to  deferred  tax assets and  liabilities  for enacted
    changes in tax laws and rates                                              -           (887)

Prior to 2001, German tax law applied a split rate imputation system to the income of a corporation and its shareholders. Undistributed earnings were subject to a corporate tax of 40%, plus a solidarity surcharge of 5.5% on certain earnings, for a total effective statutory corporate tax rate of 42.2%. Upon distribution of certain retained earnings generated in Germany, the corporate income tax rate on the earnings is adjusted to 30%, plus a solidarity surcharge of 5.5% on certain earnings, for a total effective statutory corporate tax rate of 31.65%. The tax benefit of the lower tax rate on distributed earnings is recognized as a reduction of income tax expense in the period that the tax credits are included in the Company's tax return. Corporations in Germany are also subject to a trade tax, which is deductible for federal corporate tax purposes.

In 2000, the German government enacted new tax legislation, effective beginning in 2001, which reduced the Company's statutory corporate tax rate from 40% on retained earnings and 30% on distributed earnings to a uniform 25%. Including the impact of the solidarity surcharge of 5.5% on certain earnings, the effective statutory corporate tax rate became 26.375%. The effects of the legislation on the Company's deferred tax assets and liabilities were recognized in 2000, the year of enactment.

The provision for income taxes in these financial statements is based on the amount of tax the Company would have incurred if calculated on a separate return basis. In determining the income tax benefit for the credit for the lower tax rate on distributed earnings the Company has assumed it would have paid the maximum distribution allowable under German law. The income tax provision; included the credit it would have received if it had made distributions of
(euro)20,653 and (euro)20,145 in the years ended December 31, 2001 and 2000, respectively. The Company does not have any income tax-related balances due to or from DTG as of any of the balance sheet dates presented. The Company does not have any material remaining accumulated earnings eligible for credits for the lower tax rate on the distribution of earnings accumulated prior to January 1, 2002.

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001



The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                                         December 31
                                                                                  --------------------------
                                                                                   2001                2000
                                                                                  ------              ------
                                                                                  (euro)              (euro)
Deferred tax assets:
   Goodwill                                                                            -                305
   Accounts receivable                                                               693                  -
   Unbilled revenue                                                                    -                  -
   Other assets, non-current                                                           -              1,869
   Other current assets and prepaid expenses                                          25              2,443
   Other liabilities, non-current                                                  2,266              1,147
   Accounts payable                                                                2,474                198
   Accrued expenses and other current liabilities                                    353                650
   Deferred revenue                                                                    -                  -
   Operating loss carryforward                                                       814                859
                                                                                  ------             ------
     Total deferred tax assets                                                     6,625              7,471
   Less valuation allowance                                                            -              (100)
                                                                                  ------            -------
     Net deferred tax assets                                                       6,625              7,371
                                                                                  ======             ======

Deferred tax liabilities:
   Intangible assets                                                               6,160              6,684
   Accounts receivable                                                                67                297
   Unbilled revenue                                                                    -                  -
   Other current assets                                                              249                100
   Deferred revenue                                                                2,440                  -
   Fixed assets                                                                    1,407                768
   Other non current assets                                                        2,604                  -
   Accounts payable                                                                    -                688
   Accrued expenses and other current liabilities                                  1,191              7,364
   Other liabilities, non-current                                                      -                557
                                                                                  ------             ------
     Total deferred tax liabilities                                               14,118             16,458
                                                                                  ------             ------

     Net deferred tax liability                                                    7,493              9,087
                                                                                  ======             ======



Deferred tax assets and liabilities are reflected in the consolidated balance sheets as follows:

                                                                                         December 31
                                                                                  --------------------------
                                                                                   2001                2000
                                                                                  ------              ------
                                                                                  (euro)              (euro)
Deferred tax asset, current                                                           93                 80
Deferred tax asset, non-current                                                      607                796
Deferred tax liability, current                                                     (390)            (5,747)
Deferred tax liability, non-current                                               (7,803)            (4,216)
                                                                                  ------             ------
Net deferred tax liability                                                        (7,493)            (9,087)
                                                                                  ======             ======


The net change in the total valuation allowance for the year ended December 31, 2001, was a decrease of (euro)100. Management has reviewed the realizability of the deferred tax assets within each tax

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001


jurisdiction and, accordingly, at December 31, 2000, provided a valuation allowance against a portion of the operating loss carryforwards.

12. Related Party Balances and Transactions

Related party receivables

Receivables from related parties were consisted of the following:


                                                                                         December 31
                                                                                  --------------------------
                                                                                   2001                2000
                                                                                  ------              ------
                                                                                  (euro)              (euro)

DTG, short term operating account                                                    303             13,987
Other                                                                                910                216
                                                                                   -----             ------
 Receivables from related parties                                                  1,213             14,203
                                                                                   =====             ======




Related party payables

Payables to related parties were consisted of the following:


                                                                                         December 31
                                                                                  --------------------------
                                                                                   2001                2000
                                                                                  ------              ------
                                                                                  (euro)              (euro)

DTG, short term loan                                                                   -              8,750
DTG, short term operating account                                                  9,330              3,467
KPMG Alpen Treuhandgesellschaft                                                       14              1,350
KPMG Prufungs- und Beratungs-gesellschaft fur den Offentlichen Sektor AG,
   short term operating account                                                    1,079              1,079

Bayerische Treuhandgesellschaft AG, short term operating account                     655                650
Payable to minority interest holders                                               2,031                870
KPMG Fides Peat                                                                      850                422
KPMG Treuhand and Goerdeler GmbH                                                   2,060                300
Other                                                                                604                930
                                                                                  ------             ------
Payables to related parties                                                       16,623             17,818
                                                                                  ======             ======


The DTG short term loan was paid in full on April 1, 2001, and bore interest of EURIBOR + 0.5%, which resulted in an interest rate at April 1, 2001, of approximately 5.1%. The related interest expense was (euro)196 and (euro)35 for the years ended December 31, 2001 and 2000, respectively. As the Company does not have a general cash bank account for operations, the short term operating account is used between the Company and DTG. Interest is calculated quarterly based on the average balance, and interest is recorded as income or expense, depending on whether the balance is a receivable or payable, respectively. The interest rate, determined quarterly and based the EONIA rate, for the year ended December 31, 2001 ranged from 3.3% to 5.34%, and resulted in interest expense of
(euro)940. No interest was charged on this account for the year ended December 31, 2000.

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001



Transfer of Guarantee

In the past, DTG had issued guarantees on behalf of the Company. The balances of these guarantees were (euro) 10,249 and (euro) 5,948 as of December 31, 2001 and 2000, respectively. No transaction fees were incurred on behalf of the Company relating to these guarantees.

Shared Service Expenses

Historically, certain services relating to DTG's assurance, financial advisory services, tax and consulting businesses have been provided by DTG on a centralized basis. These services include the following functions: Tax advice, IT services (including equipment lease), Knowledge Management, Accounting, Marketing and Communication, Human Resources and Other Consulting Services (e.g., issuance and management of the Company shares, car leasing, etc.).

The shared service agreement was executed as of January 1, 2001, for the period through June 30, 2004. Subsequently, the contract is automatically extended by one year, if it is not terminated with at least nine months advance notice. If the Company terminates any services under the shared service agreement, the Company is obligated to reimburse resulting additional costs incurred by DTG on related long term contracts with third parties. The financial statements for all periods include allocations of these centralized costs, based on the actual cost of such services, as represented by DTG, on substantially the same basis as provided for in the shared service agreement, as discussed below.

Costs are allocated among DTG and the Company based on the actual costs incurred by DTG, as represented by DTG. The allocation methods defined in the agreement are based on headcount, revenues, and billable hours, and reflect the actual overhead costs attributable to the Company, as represented by DTG. Management believes that the basis used for allocation of the costs of shared services, as represented by, DTG is reasonable and reflects the portion of such costs attributable to the Company.

Occupancy Expenses

The Company is allocated most of its office space from DTG. Occupancy costs are allocated based upon actual square footage used by the Company at estimated market rates. In addition to rental expense, allocated occupancy costs also include all facility-related charges.

Professional Services

The Company has periodically provided consulting services directly to DTG and other affiliates. Additionally, DTG's assurance and tax businesses periodically utilize the Company's consultants in servicing their assurance and tax engagements. Correspondingly, the Company sometimes utilizes DTG assurance and tax professionals in servicing their consulting engagements. Management believes that the revenues earned and fees paid between DTG's assurance and tax businesses and other affiliates, and the Company were determined on a basis substantially equivalent to what would have been earned and paid in similar transactions with unrelated parties.

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001




Revenue and Expenses

Total revenue and expenses allocated to the Company with regard to shared services, occupancy, interest, and professional services for the years ended as follows:


                                                                                         Year ended
                                                                                         December 31
                                                                                  --------------------------
                                                                                   2001                2000
                                                                                  ------              ------
                                                                                  (euro)              (euro)

Shared services expenses                                                          24,164             32,727
Occupancy expenses                                                                14,350              7,665
Interest (income) expense                                                          1,136                 35
Professional service
   Revenue                                                                        17,065             33,671
   Other direct contract expenses                                                 17,743             12,558

Shared services expenses are included in selling, general and administrative expenses. Occupancy expenses are allocated to other cost of services and selling, general and administrative expenses based on headcount.

13. Lease Commitments

Operating Leases

The Company leases certain office space and equipment under operating lease agreements that expire at various dates through 2013. Aggregate minimum rental payments to be made under these agreements at December 31, 2001, are as follows:

                                                             (euro)

2002                                                         17,827
2003                                                          8,111
2004                                                          6,262
2005                                                          4,370
2006                                                          3,881
2007                                                          3,786
Thereafter                                                   18,830
                                                             ------
Total                                                        63,067
                                                             ======

Total rent expense for the years ended December 31, 2001 and 2000, amounted to
(euro)13,303 and (euro)10,304, respectively. Substantially all of operating leases were entered into with DTG.

14. Commitments and Contingencies

The Company is involved in legal proceedings, claims and litigation arising in the ordinary course of business. Management believes that the Company's provision for estimated costs and losses that may ultimately be incurred with regard to such matters, (euro)150 and (euro)139 as of December 31, 2001 and 2000, respectively, is adequate. However, such matters are subject to uncertainties and, as a result, their ultimate outcome may differ from management's current estimates. The Company's management

                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001


expects that the resolution of these contingencies will not have a material impact on the financial position or results of operations of the Company.

15. Employee Pension Plans

The following information is a consolidated presentation of the Company's employee pension plans. The Company does not maintain plan assets; therefore, the net pension obligation is accrued in long term liabilities. The measurement date for the Company's pension plans is December 31st.

Change in projected benefit obligation was as follows:

                                                                                         December 31
                                                                                  --------------------------
                                                                                   2001                2000
                                                                                  ------              ------
                                                                                  (euro)              (euro)
Projected benefit obligation at January 1                                         23,232             18,824

Service costs                                                                      1,537              1,065
Interest costs                                                                     1,481              1,119
Increase in prior service costs                                                    1,182              1,538
Actuarial losses                                                                     219                 58
Acquisitions and transfers                                                           139              1,073
Benefits paid                                                                       (460)              (445)
                                                                                  ------             ------
Net increase                                                                       4,098              4,408
                                                                                  ------             ------
Projected benefit obligation at end-of-period                                     27,330             23,232
                                                                                  ======             ======

The transfer amounts represent changes in the obligation due to a transfer of employees between the Company and DTG.

The following weighted average actuarial assumptions were used in the calculation of the Company's projected benefit obligation. The rates used to estimate the projected benefit obligation vary according to the economic conditions of the country in which the plans are situated.

                                                                                          December 31
                                                                                  --------------------------
                                                                                   2001                2000
                                                                                  ------              ------
Discount rate                                                                      6.00%              6.50%
Rate of inflation                                                                  1.50%              2.00%
Rate of compensation increase                                                      3.00%              3.00%


                      KPMG CONSULTING AG AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (in thousands of (euro), except share and per share amounts)

                               December 31, 2001


A reconciliation of the unfunded status to the amounts recognized in the consolidated balance sheets is as follows:

                                                                                          December 31
                                                                                  --------------------------
                                                                                   2001                2000
                                                                                  ------              ------
                                                                                  (euro)              (euro)

Unfunded status                                                                   27,330             23,232

Unrecognized prior service costs                                                  (3,271)            (2,235)
Unrecognized actuarial losses                                                       (464)              (237)
Unrecognized transition adjustment                                                  (109)              (164)
                                                                                  ------             ------
Net amount recognized                                                             23,486             20,596
                                                                                  ======             ======

The components of net periodic pension costs were as follows:

                                                                                         Year ended
                                                                                         December 31
                                                                                  --------------------------
                                                                                   2001                2000
                                                                                  ------              ------
                                                                                  (euro)              (euro)

Service costs                                                                       1,537              1,065
Interest costs                                                                      1,481              1,119
Unrecognized transition adjustment                                                     55                 55
Unrecognized prior service costs                                                      146                 78
                                                                                    -----              -----
Net periodic pension costs                                                          3,219              2,317
                                                                                    =====              =====

The Company also maintains a deferred compensation benefit plan which allows partners and managers to convert current salary and/or bonus payments into future deferred compensation benefits. The obligation of (euro)2,556 and
(euro)1,837, recorded in the balance sheet at December 31, 2001 and 2000, respectively, is at estimated fair value determined using discounted cash flows.

16. Change in Valuation and Qualifying Accounts

The following table reflects the development of the allowance for doubtful accounts for the years ended as follows:

                                                                                         Year ended
                                                                                         December 31
                                                                                  --------------------------
                                                                                   2001                2000
                                                                                  ------              ------
                                                                                  (euro)              (euro)

Balance at January 1st                                                             4,838               2,827
Additions charged to selling, general and administrative expense                   2,257               2,686
Deductions for write-offs of accounts                                             (2,850)               (675)
                                                                                  ------               -----
Balance at December 31st                                                           4,245               4,838
                                                                                  ======               =====

Item 7(a)(ii). Unaudited Financial Statements of the Business Acquired

                       KPMG CONSULTING AG AND SUBSIDIARIES

                           Consolidated Balance Sheets

                        (in thousands, except share data)


                                                                                            June 30,
                                                                                             2002               December 31,
                                                                                          (unaudited)               2001
                                                                                          -----------           ------------
                                                                                             (euro)                (euro)
                                       Assets
Current assets:
     Cash and cash equivalents                                                                9,660                 9,350
     Accounts receivable, net of allowance for doubtful accounts of (euro)8,987 and
    (euro) 4,245 as of June 30, 2002, and December 31, 2001                                  95,226                131,705
     Unbilled revenue                                                                        20,468                 15,757
     Unbilled revenue from related parties                                                      113                    395
     Receivable from related parties                                                            332                  1,213
     Prepaid expenses and other current assets                                                5,020                  4,433
     Deferred income taxes                                                                    4,276                     93
                                                                                            -------                -------
                Total current assets                                                        135,095                162,946
Fixed assets, net                                                                            12,324                 12,209
Other assets                                                                                  7,695                  7,174
Long-term investments                                                                         6,248                  7,965
Deferred income taxes                                                                         1,404                    607
Intangible assets, net                                                                       25,616                 32,770
Goodwill                                                                                     35,598                 28,763
                                                                                            -------                -------
                Total assets                                                                223,980                252,434
                                                                                            =======                =======

                          Liabilities and Shareholders' Equity

Current liabilities:
     Short term borrowings                                                                    6,331                  8,278
     Accounts payable                                                                        12,304                 21,268
     Accrued expenses and other current liabilities                                          54,746                 45,171
     Accrued personnel incentives                                                            17,048                 40,885
     Deferred revenue                                                                         4,137                  8,492
     Payable to related parties                                                              23,954                 16,623
     Income taxes payable                                                                     5,554                  5,437
     Deferred income taxes                                                                       78                    390
                                                                                            -------                -------
                Total current liabilities                                                   124,152                146,544
Other liabilities                                                                            32,782                 33,896
Deferred income taxes                                                                         9,849                  7,803
                                                                                            -------                -------
                Total liabilities                                                           166,783                188,243

Minority interests                                                                            2,358                  4,110
Shareholders' equity:
     Share capital:
         Class A, (euro)1.00 par value: authorized, issued and
            outstanding 7,560,000 shares                                                      7,560                  7,560
         Class B, (euro)1.00 par value: authorized, issued and
            outstanding 840,000 shares                                                          840                    840
     Additional paid-in capital                                                              46,971                 46,971
     (Accumulated deficit) retained earnings                                                   (474)                 4,566
     Accumulated other comprehensive (loss) income                                              (58)                   144
                                                                                            -------                -------
                Total shareholders' equity                                                   54,839                 60,081
                                                                                            -------                -------
                Total liabilities and shareholders' equity                                  223,980                252,434
                                                                                            =======                =======

See accompanying notes to unaudited consolidated financial statements.

                       KPMG CONSULTING AG AND SUBSIDIARIES

                 Unaudited Consolidated Statements of Operations

                                 (in thousands)




                                                                                             Six months ended June 30
                                                                                            --------------------------
                                                                                             2002                2001
                                                                                           --------            --------
                                                                                            (euro)              (euro)
Revenues:
     Third parties                                                                         253,730              264,935
     Related parties                                                                         7,542                8,586
                                                                                           -------              -------
                Total revenues                                                             261,272              273,521

Cost of revenues (excluding depreciation):
     Professional compensation                                                             128,952              117,548
     Other direct contract expenses                                                         54,682               47,721
     Other direct contract expenses - related parties                                       11,435                4,146
     Other costs of services                                                                16,988               24,082
     Other costs of services - related parties                                               6,856                5,128
                                                                                           -------              -------
                Total cost of revenues (excluding depreciation)                            218,913              198,625
                                                                                           -------              -------
                Gross margin (excluding depreciation)                                       42,359               74,896

Selling, general and administrative expenses                                                34,525               33,786
Selling, general and administrative expenses - related parties                              14,275               13,124
Depreciation and amortization                                                                4,552                5,336
                                                                                           -------              -------
Operating (loss) income                                                                    (10,993)              22,650

Other income (expense):
     Interest income                                                                           115                  512
     Interest expense                                                                         (436)                (253)
     Net loss from equity method investee                                                   (1,716)                (838)
     Gain on settlement of vendor commitments                                                    -                1,278
     Other income (expense), net                                                             1,045                  (41)
                                                                                           -------              -------
(Loss) income before income tax expense and minority interests                             (11,985)              23,308
     Income tax (benefit) expense                                                           (4,731)               8,346
                                                                                           -------              -------
(Loss) income before minority interests                                                     (7,254)              14,962
     Minority interests                                                                         42                2,339
                                                                                           -------              -------
Net (loss) income                                                                           (7,296)              12,623
                                                                                           =======              =======


See accompanying notes to unaudited consolidated financial statements.

                       KPMG CONSULTING AG AND SUBSIDIARIES

                 Unaudited Consolidated Statements of Cash Flows

                                 (in thousands)


                                                                           Six Months Ended June 30
                                                                         ---------------------------
                                                                           2002                2001
                                                                         -------              ------
                                                                          (euro)              (euro)
Cash flows from operating activities:
     Net (loss) income                                                    (7,296)             12,623
     Adjustments to reconcile net (loss) income to net cash
       provided by operating activities:
         Income tax expense with related party, non-cash                     (73)               (531)
         Minority interests' share of net income                              42               2,339
         Depreciation and amortization of fixed assets                     2,677               2,214
         Amortization of intangible assets                                 1,875               3,122
         Reduction in carrying value of investments                            -                 440
         Deferred income taxes                                            (2,192)             10,029
         Net loss from equity method investees                             1,716                 838
         Bad debt expense                                                  6,599               3,313
         Changes in operating assets and liabilities:
            Related parties                                                8,745             (12,070)
            Accounts receivable                                           29,880                (117)
            Unbilled revenue                                              (4,429)            (19,395)
            Prepaid expenses and other current assets                       (587)             (4,693)
            Other assets                                                    (543)               (238)
            Accounts payable                                              (8,964)             (2,468)
            Income taxes payable                                             117                (327)
            Accrued expenses and other current liabilities                 9,575              17,565
            Accrued personnel incentives                                 (23,837)             (8,628)
            Other liabilities                                             (5,534)              4,484
                                                                         -------              ------
                Net cash provided by operating activities                  7,771               8,500
                                                                         -------              ------
Cash flows used in investing activities:
     Purchases of fixed assets                                            (2,727)             (4,694)
     Purchases of other assets and investments                                 -              (1,770)
     Capitalized software development costs                               (2,589)             (3,328)
                                                                         -------              ------
                Net cash used in investing activities                     (5,316)             (9,792)
                                                                         -------              ------
Cash flows used in financing activities:
     Repayments credit, net                                               (1,947)             (4,762)
                                                                         -------              ------
                Net cash used in financing activities                     (1,947)             (4,762)
Effect of exchange rates on cash and cash equivalents                       (198)                 89
                                                                         -------              ------
Net increase (decrease) in cash and cash equivalents                         310              (5,965)
Cash and cash equivalents, beginning of the period                         9,350              18,165
                                                                         -------              ------
Cash and cash equivalents, end of the period                               9,660              12,200
                                                                         =======              ======

Supplemental cash flow information:
     Cash paid during the period for:
         Interest                                                            493                 196
         Income taxes                                                        959                 800



See accompanying notes to unaudited consolidated financial statements.

                      KPMG CONSULTING AG AND SUBSIDIARIES
                        NOTES TO UNAUDITED CONSOLIDATED
                              FINANCIAL STATEMENTS

           (in thousands of(euro), except share and per share amounts)

                                 June 30, 2002



1. Description of Business

KPMG Consulting AG (together with its subsidiaries, the "Company") is engaged in the business of management consulting and technology consulting, both within Germany and abroad. The Company is a subsidiary of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft
("DTG"). The Company was formed as a limited liability company (Gesellschaft mit beschrankter Haftung or GmbH) under German Law on February 19, 1969. Effective October 25, 2000, the Company converted from a limited liability company to a joint stock corporation (Aktiengesellschaft or AG).

2. Basis of Presentation

      (a) Interim Financial Statements

The unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). The Company maintains its financial records in accordance with German law, which requires the application of accounting principles generally accepted in Germany ("German GAAP"). German GAAP varies in certain significant respects from US GAAP. Accordingly, the Company made certain adjustments to prepare these unaudited consolidated financial statements in accordance with US GAAP.

In the opinion of management, the unaudited consolidated financial statements reflect all adjustments (consisting of those of a normal recurring nature), considered necessary to present fairly the financial position and results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States applicable for interim periods. The financial statements should be read in conjunction with the audited consolidated financial statements as of December 31, 2001. The results for the six-month period ended June 30, 2002, are not necessarily indicative of the results for the year ending December 31, 2002.

All subsidiaries are consolidated for the periods ended June 30, 2002 and 2001, and at December 31, 2001, with the exception of the accounts of Informationstechnologie und Systementwicklung Gesellschaft m.b.H., Graz, Austria ("Infonova"), which are included in the Company's results of operations for the six months ended June 30, 2001, for the period from its fiscal year beginning of November 1, 2000, until June 30, 2001. The operations for the two month period ended December 31, 2000, consisted of (euro)5,660 and (euro)619 in revenues and net income, after minority interest, respectively.

      (b) Use of Estimates

In the normal course of preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates affecting the financial statements include recoverability of investments, accounts receivable collectibility (see Note 5), accruals and costs on unfinished consulting projects. Actual results could differ from those estimates.

                      KPMG CONSULTING AG AND SUBSIDIARIES
                        NOTES TO UNAUDITED CONSOLIDATED
                              FINANCIAL STATEMENTS

           (in thousands of(euro), except share and per share amounts)

                                 June 30, 2002



      (c) Revenue Recognition

Revenues from software and hardware sales are recognized after installation is completed and the customer has accepted the software or hardware. Such software and hardware sales amounted to (euro)13,172 and (euro)12,714 for the six months ended June 30, 2002, and 2001, respectively. Maintenance contract revenues are recognized ratably over the term of the underlying agreement. When consulting engagements have multiple elements, each element is separately evaluated and allocated among each deliverable based on the relative fair value of each of the deliverables, which reflects the prices at which those elements are sold separately to third parties.

      (d) New accounting standards

Effective January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets," which addresses financial accounting and reporting for the impairment and disposal of long-lived assets, and SFAS No. 142, "Goodwill and other Intangible Assets", with respect to impairment of goodwill. The adoption of these standards did not have a material impact on the Company's consolidated financial position or results of operations.

On January 1, 2002, the Company adopted SFAS No. 142, which prohibits the amortization of goodwill and indefinite life intangible assets. Instead, goodwill and indefinite life intangible assets will be tested for impairment at least annually and on an interim basis when an event occurs or circumstances change between annual tests that would more-likely-than-not result in impairment. Under SFAS No. 142, goodwill is assessed for impairment by using the fair value based method. The Company determines fair value by utilizing discounted cash flows. The fair value test required by SFAS No. 142 for goodwill and indefinite lived intangible assets includes a two-step approach. Under the first step, companies must compare the fair value of a "reporting unit" to its carrying value. A reporting unit is the level at which goodwill impairment is measured and it is defined as an operating segment or one level below it if certain conditions are met. If the fair value of the reporting unit is less than its carrying value, goodwill is impaired and companies must proceed with step two. Under step two, the amount of goodwill impairment is measured by the amount that the reporting unit's goodwill carrying value exceeds the "implied" fair value of goodwill. The implied fair value of goodwill can only be determined by deducting the fair value of all tangible and intangible net assets (including unrecognized intangible assets) of the reporting unit from the fair value of the reporting unit (as determined in Step one). In this step, companies must allocate the fair value of the reporting unit to all of the reporting unit's assets and liabilities (a hypothetical purchase price allocation).

SFAS No. 142 requires companies to perform the impairment test at least annually and also upon adoption. Any impairment loss resulting from the adoption of SFAS No. 142 is treated as a change in accounting principle.

Calendar year companies such as ourselves adopted SFAS No. 142 as of January 1, 2002, for goodwill and intangible assets arising from business combinations completed prior to July 1, 2001, and we have applied SFAS No. 142 for goodwill and indefinite-lived intangible assets arising from business combinations completed after June 30, 2001. Prior to January 1, 2002, the Company amortized goodwill and had recorded intangible assets that included the portion of the cost of acquired companies assigned to assembled workforce. Upon adoption of SFAS No. 142, for U.S. GAAP purposes, we stopped amortizing goodwill and subsumed into goodwill the carrying value of assembled workforce previously accounted for as an intangible asset. The net book value of this

                      KPMG CONSULTING AG AND SUBSIDIARIES
                        NOTES TO UNAUDITED CONSOLIDATED
                              FINANCIAL STATEMENTS

           (in thousands of(euro), except share and per share amounts)

                                 June 30, 2002


reclassification as of January 1, 2002, was(euro)7,889. The Company did not have any impairment loss as a result of adopting SFAS No. 142 and performing the required impairment test.

In accordance with SFAS No. 142, the Company is disclosing the following reconciliation of reported net income to adjusted net income assuming SFAS No. 142 was adopted as of the beginning of the periods presented. As SFAS No. 142 was adopted by the Company on January 1, 2002, there are no reconciling differences for the six months ended June 30, 2002.

                                                    Six months ended
                                                      June 30, 2001
                                                    ----------------
                                                          (euro)

Reported net income                                       12,623
Add back amortization of goodwill                          1,198
Add back amortization of assembled workforce
   subsumed into goodwill                                    821
                                                          ------
Adjusted net income                                       14,642
                                                          ======



      (e) Reclassifications

Certain reclassifications have been made to the prior year's financial statements to conform to the 2002 presentation.

3. Income Taxes

In 2000, the German government enacted new tax legislation, effective beginning in 2001, which reduced the Company's statutory corporate tax rate from 40% on retained earnings and 30% on distributed earnings to a uniform 25%. Including the impact of the solidarity surcharge of 5.5% on certain earnings, the effective statutory corporate tax rate became 26.375%. The effects of the legislation on the Company's deferred tax assets and liabilities were recognized in 2000, the year of enactment. Corporations in Germany are also subject to a trade tax, which is deductible for federal corporate tax purposes.

The provision for income taxes in these financial statements is based on the amount of tax the Company would have incurred if calculated on a separate return basis. In determining the income tax benefit for the credit for the lower tax rate on distributed earnings the Company has assumed it would have paid the maximum distribution allowable under German law. The Company does not have any income tax-related balances due to or from DTG as of any of the balance sheet dates presented.

                      KPMG CONSULTING AG AND SUBSIDIARIES
                        NOTES TO UNAUDITED CONSOLIDATED
                              FINANCIAL STATEMENTS

           (in thousands of(euro), except share and per share amounts)

                                 June 30, 2002




4. Related Party Balances and Transactions

Related party receivables

Receivables from related parties were composed of the following:

                                                 June 30,
                                                   2002           December 31,
                                               (unaudited)            2001
                                               -----------        ------------
                                                  (euro)             (euro)

      DTG, short term operating account             332                 303
      Other                                          -                  910
                                                  -----               -----
      Receivables from related parties              332               1,213
                                                  =====               =====

Related party payables

Payables to related parties were composed of the following:

                                                                                 June 30,
                                                                                   2002           December 31,
                                                                                (unaudited)           2001
                                                                                ----------        ------------
                                                                                  (euro)             (euro)

          DTG, short term operating account                                        15,113              9,330
          KPMG Alpen Treuhandgesellschaft                                              14                 14
          KPMG  Prufungs- und Beratungsgesellschaft fur den Offentlichen
             Sektor AG, short term operating account                                1,079              1,079
          Bayerische Treuhandgesellschaft AG, short term operating account            630                655
          Payable to minority interest holders                                      3,137              2,031
          KPMG Fides Peat                                                             758                850
          KPMG Treuhand and Goerdeler GmbH                                          2,662              2,060
          Other                                                                       561                604
                                                                                  -------             ------
          Payables to related parties                                              23,954             16,623
                                                                                  =======             ======

The Company's short term loan with DTG was paid in full on April 1, 2001, and bore interest of EURIBOR + 0.5%, which resulted in an interest rate at April 1, 2001, of approximately 5.1%. The related interest expense was (euro)196 for the six months ending June 30, 2001. As the Company does not have a general cash bank account for operations, the short term operating account is used between the Company and DTG. Interest is calculated quarterly based on the average balance, and interest is recorded as income or expense, depending on whether the balance is a receivable or payable, respectively. The interest rate, determined quarterly and based the EONIA rate, for the six months ended June 30, 2002, ranged from 3.3110 % to 3.3703 %, and resulted in interest expense (euro)510. Prior to June 30, 2001, no interest was applied to the short term operating account.

Transfer of Guarantees

From time to time, DTG issues guarantees on behalf of the Company. On June 7, 2002, DTG transferred these guarantees totaling (euro) 7,752 to an unrelated financial institution. No fees were incurred on behalf of the Company for this transfer.

                      KPMG CONSULTING AG AND SUBSIDIARIES
                        NOTES TO UNAUDITED CONSOLIDATED
                              FINANCIAL STATEMENTS

           (in thousands of(euro), except share and per share amounts)

                                 June 30, 2002



Shared Service Expenses

Historically, certain services relating to DTG's assurance, financial advisory services, tax and consulting businesses have been provided by DTG on a centralized basis. These services include the following functions: Tax advice, IT services (including equipment lease), Knowledge Management, Accounting, Marketing and Communication, Human Resources and Other Consulting Services (e.g., issuance and management of the Company shares, car leasing, etc.).

The shared service agreement was executed as of January 1, 2001, for the period through June 30, 2004. Subsequently, the contract is automatically extended by one year, if it is not terminated with at least nine months advance notice. If the Company terminates any services under the shared service agreement, the Company is obligated to reimburse resulting additional costs incurred by DTG on related long term contracts with third parties. The unaudited consolidated financial statements include allocations of these centralized costs, based on the actual cost of such services, as represented by DTG, on substantially the same basis as provided for in the shared service agreement, as discussed below.

Costs are allocated among DTG and the Company based on the actual costs incurred by DTG, as represented by DTG. The allocation methods defined in the agreement are based on headcount, revenues, and billable hours, and reflect the actual overhead costs attributable to the Company, as represented by DTG. Management believes that the basis used for allocation of the costs of shared services, as represented by, DTG is reasonable and reflects the portion of such costs attributable to the Company.

Occupancy Expenses

The Company is allocated most of its office space from DTG. Occupancy costs are allocated based upon actual square footage used by the Company at estimated market rates. In addition to rental expense, allocated occupancy costs also include all facility-related charges.

Professional Services

The Company has periodically provided consulting services directly to DTG and other affiliates. Additionally, DTG's assurance and tax businesses periodically utilize the Company's consultants in servicing their assurance and tax engagements. Correspondingly, the Company sometimes utilizes DTG assurance and tax professionals in servicing their consulting engagements. Management believes that the revenues earned and fees paid between DTG's assurance and tax businesses and other affiliates, and the Company were determined on a basis substantially equivalent to what would have been earned and paid in similar transactions with unrelated parties.

                      KPMG CONSULTING AG AND SUBSIDIARIES
                        NOTES TO UNAUDITED CONSOLIDATED
                              FINANCIAL STATEMENTS

           (in thousands of(euro), except share and per share amounts)

                                 June 30, 2002




Revenue and Expenses

Total revenue and expenses allocated to the Company with regard to shared services, occupancy, interest, and professional services is as follows:

                                                        Six Months ended
                                                            June 30
                                                       -------------------
                                                        2002         2001
                                                       -------------------
                                                       (euro)       (euro)

         Shared services expenses                      14,201       12,096
         Occupancy expenses                             6,930        6,156
         Interest income/expense                          277        (196)
         Professional services
            Revenue                                     7,542        8,586
            Other direct contract expenses             11,435        4,146

Shared services expenses are included in selling, general and administrative expenses - related party. Occupancy expenses are allocated to other cost of services and selling, general and administrative expenses - related party based on headcount.

5. Commitments and Contingencies

The Company is involved in legal proceedings, claims and litigation arising in the ordinary course of business. Management believes that the Company's provision for estimated costs and losses that may ultimately be incurred with regard to such matters of (euro) 73 is adequate. However, such matters are subject to uncertainties and, as a result, their ultimate outcome may differ from management's current estimates. The Company's management expects that the resolution of these contingencies will not have a material impact on the financial position or results of operations of the Company.

In 2002, the Company had open contracts with affiliates of KirchMedia Group ("Kirch"). On April 8, 2002, several affiliates of Kirch filed for bankruptcy protection under the laws of Germany and since that date, other affiliates of Kirch have also filed, and continue to file for bankruptcy protection. Based on management's review of the Company's business with Kirch and consultation with legal counsel regarding the financial solvency and bankruptcy proceeding of Kirch, management has provided for a full allowance for all amounts due from Kirch and its affiliates as well as future losses on these contracts. While management is confident a portion of the amounts due will ultimately be collected, we are currently uncertain as to the amount that will be collected at this time. Accordingly, a 100% provision for bad debts of (euro)4,535 has been established at June 30, 2002, for the Kirch receivables.

                      KPMG CONSULTING AG AND SUBSIDIARIES
                        NOTES TO UNAUDITED CONSOLIDATED
                              FINANCIAL STATEMENTS

           (in thousands of(euro), except share and per share amounts)

                                 June 30, 2002



6. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

                                                           June 30,
                                                             2002            December 31,
                                                         (unaudited)            2001
                                                         -----------         ------------
                                                           (euro)              (euro)

     Accrued overtime and vacation                         19,947              18,834
     Accrued benefits and payroll related expenses         12,562              12,324
     Accrued losses on uncompleted contracts                1,273               1,642
     Pension liability, current portion                       735                 500
     Value-added tax                                        9,067               3,007
     Accrued travel expenses                                1,301               2,409
     Customer bonus                                            50                   -
     Other                                                  9,811               6,455
                                                           ------              ------
     Accrued expenses and other current liabilities        54,746              45,171
                                                           ======              ======


7. Other Liabilities

Other non-current liabilities consisted of the following:

                                                           June 30,
                                                             2002            December 31,
                                                         (unaudited)            2001
                                                         -----------         ------------
                                                           (euro)              (euro)


     Long term employee benefits including pensions        27,277              25,542
     Early option to retire                                 1,682               1,867
     Anniversary payments                                   2,288               2,098
     Employee related taxes and social security                 -               3,272
     Other non-current liabilities                          1,535               1,117
                                                           ------              ------
     Other liabilities                                     32,782              33,896
                                                           ======              ======


                      KPMG CONSULTING AG AND SUBSIDIARIES
                        NOTES TO UNAUDITED CONSOLIDATED
                              FINANCIAL STATEMENTS

           (in thousands of(euro), except share and per share amounts)

                                 June 30, 2002


8. Change in Valuation and Qualifying Accounts

The following table reflects the development of the allowance for doubtful accounts for the six months ending June 30, 2002:

                                                                       (euro)

Balance at January 1, 2001                                             4,245
Additions charged to selling, general and administrative expense       6,599
Deductions for write-offs of accounts                                 (1,857)
                                                                      ------
Balance at June 30, 2002                                               8,987
                                                                      ======


9. Subsequent Events

On June 8, 2002, KPMG Consulting Inc. ("KCIN") signed a binding Share Purchase Agreement ("Agreement") with the shareholders of the Company that, subject to regulatory approvals, provided for the transfer of 100% of the outstanding shares of the Company to KCIN for an aggregate purchase price of US$685.0 million plus a purchase price adjustment for working capital and net debt, as defined. On August 22, 2002, KCIN and the Company's shareholders closed the Agreement resulting in the transfer of control of the Company and its wholly owned subsidiaries to KCIN. Contemporaneously with the closing, the Company acquired the remaining 49% of outstanding shares in Infonova and the remaining 39% of outstanding shares in MBGmbH for a purchase price of US$20.8 million and US$3.7 million, respectively.

Subsequent to the sale of the Company, on August 23, 2002, the Company agreed to relinquish its investment in KPMG Consulting France B.V. for essentially no proceeds. At June 30, 2002, the Company had a book value in this investment of approximately (euro)4.8 million.

Item 7(b). Pro Forma Financial Information and Other Data


                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

     On August 22, 2002, pursuant to a share purchase agreement dated as of June 8, 2002, by and among BearingPoint, Inc. (formerly KPMG Consulting, Inc.) (the "Company"), KPMG DTG, the majority shareholder of KPMG Consulting AG ("KCA"), and minority shareholders of KCA as set forth in the share purchase agreement, the Company acquired all of the outstanding shares of KCA for $652.0 million (including acquisition costs of $14.0 million). KCA's operations consist primarily of consulting practices in Germany, Switzerland and Austria.

     The Company is providing a pro forma consolidated condensed statement of operations for the year ended June 30, 2002 and a pro forma consolidated condensed balance sheet as of June 30, 2002. The pro forma financial information of the Company includes adjustments to the Company's consolidated balance sheet as of June 30, 2002, and to the Company's consolidated statements of operations for the year ended June 30, 2002, as if the acquisition had occurred on June 30, 2002 for purposes of the pro forma consolidated condensed balance sheet, and on July 1, 2001 for purposes of the pro forma consolidated condensed statement of operations.

     The following pro forma financial information should be read in conjunction with the Company's consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on September 30, 2002, as well as the KCA consolidated financial statements and the notes thereto contained elsewhere in this Form 8-K/A. The pro forma financial information is presented for informational purposes only and does not purport to be indicative of the Company's future results of operations or financial position or what the Company's results of operations or financial position would have been had the Company completed the acquisition of KCA at an earlier date. The pro forma adjustments are based on available information and upon assumptions that the Company believes are reasonable.

                               BEARINGPOINT, INC.
                        (formerly KPMG Consulting, Inc.)
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                        For the year ended June 30, 2002
                                   (Unaudited)



                                                             BearingPoint           KCA            Pro forma           Pro forma
                                                              Historical         Historical       Adjustments         BearingPoint
                                                              ----------         ----------       -----------         ------------
                                                                          (in thousands, except share and per share amounts)

Revenues                                                     $ 2,367,627          $ 507,951               $ -         $ 2,875,578
Costs of service:
  Professional compensation                                      940,829            229,685                 -           1,170,514
  Other direct contract expenses                                 592,634            122,055                 -             714,689
  Impairment charge                                               23,914                  -                 -              23,914
  Other costs of service                                         209,398             47,823             4,974 (a)         261,800
                                                                                                         (395)(b)
                                                         ----------------  ----------------- -----------------    ----------------
  Total                                                        1,766,775            399,563             4,579           2,170,917
                                                         ----------------  ----------------- -----------------    ----------------
Gross margin                                                     600,852            108,388            (4,579)            704,661

Amortization of goodwill and purchased intangibles                 3,013              3,808            (3,808)(c)          24,799
                                                                                                       21,786 (d)

Selling, general and administrative expenses                     464,149             86,678            (4,974)(a)         545,853
                                                         ----------------  ----------------- -----------------    ----------------
Operating income                                                 133,690             17,902           (17,583)            134,009
Interest expense                                                  (2,248)            (1,608)           (7,658)(e)         (11,514)
Interest income                                                    3,144                207                 -               3,351
Other income                                                           -               (291)                -                (291)
Gain on sale of assets                                                 -                  -                 -                   -
Loss on equity investment                                              -             (2,884)            2,884 (f)               -
                                                         ----------------  ----------------- -----------------    ----------------
Income before taxes and minority interest                        134,586             13,326           (22,357)            125,555
Income tax expense                                                81,524              6,034           (11,218)(g)          76,340
Minority interest / (income)                                           -              3,750            (3,750)(h)               -
                                                         ----------------  ----------------- -----------------    ----------------
Income from continuing operations                                 53,062              3,542            (7,389)             49,215
                                                         ================  ================= =================    ================
Earnings (loss) per share:
  Income (loss) before cumulative effect of change
     in accounting principle applicable to common
     stockholders-- basic and diluted                               0.34                                                     0.26
                                                         ================                                         ================
  Weighted average shares:
    Basic                                                    157,559,989                           30,471,309 (i)     188,031,298
                                                         ================                    =================    ================
    Diluted                                                  159,583,786                           30,471,309         190,055,095
                                                         ================                    =================    ================

                               BEARINGPOINT, INC.
                         (formerly KPMG Consulting, Inc.)
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                 June 30, 2002
                                  (Unaudited)



                                                   BearingPoint          KCA
                                                    Historical        Historical
                                                    ----------        ----------
                      ASSETS                                (in thousands)

Current Assets:
  Cash and cash equivalents                          $ 203,597           $ 9,584
  Accounts receivable, net                             246,792            94,474
  Unbilled revenues                                    128,883            20,418
  Other current assets                                  67,941             9,552
                                                 -------------------------------
  Total                                                647,213           134,028

Property and equipment, net                             60,487            12,227
Goodwill, net                                           87,663            35,317


Other intangible assets, net                            75,652            25,414


Other assets                                            24,116            15,226
                                                 -------------------------------
Total assets                                         $ 895,131         $ 222,212
                                                 ===============================

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of notes payable                     $ 1,846           $ 6,281
  Accounts payable                                      62,810            35,972
  Accrued payroll and related liabilities              130,554            71,227
  Other current liabilities                             88,085             9,692
                                                 -------------------------------
  Total current liabilities                            283,295           123,172

Other liabilities                                        9,966            44,634
                                                 -------------------------------
Total liabilities                                      293,261           167,806

Stockholders' Equity:

Preferred stock                                              -                 -
Common stock                                             1,605             8,334


Additional paid-in capital                             689,210            46,600


Accumulated deficit                                    (41,421)             (470)
Notes receivable from stockholders                     (10,151)                -
Accumulated other comprehensive loss                    (1,646)              (58)
Common stock held in treasury, at cost                 (35,727)                -
                                                 -------------------------------
Total stockholders' equity                             601,870            54,406
                                                 -------------------------------
Total liabilities and stockholders' equity           $ 895,131         $ 222,212
                                                 ===============================

                               BEARINGPOINT, INC.
                        (formerly KPMG Consulting, Inc.)
           PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET-(Continued)
                                  June 30, 2002
                                   (Unaudited)


                                                             Pro Forma Adjustments
                                                  -----------------------------------------

                                                           Debt                 Purchase
                                                        Financing              Accounting         BearingPoint
                                                       Adjustments(j)         Adjustments(k)       Pro Forma
                                                       -----------            -----------          ---------
                                                                        (in thousands)
                      ASSETS
Current Assets:
  Cash and cash equivalents                              $ 273,583             $ (287,583)       $   199,181
  Accounts receivable, net                                       -                      -            341,266
  Unbilled revenues                                              -                      -            149,301
  Other current assets                                           -                  7,367             84,860
                                                   ----------------        ---------------    ---------------
  Total                                                    273,583               (280,216)           774,608

Property and equipment, net                                      -                      -             72,714
Goodwill, net                                                    -                (35,317)           740,199
                                                                                  652,536

Other intangible assets, net                                     -                (17,295)           106,259
                                                                                   22,488

Other assets                                                     -                 (6,199)            31,327
                                                                                   (1,816)
                                                   ----------------        ---------------    ---------------
Total assets                                             $ 273,583              $ 334,181        $ 1,725,107
                                                   ================        ===============    ===============

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of notes payable                        $ 53,583                    $ -           $ 61,710
  Accounts payable                                               -                      -             98,782
  Accrued payroll and related liabilities                        -                      -            201,781
  Other current liabilities                                      -                 16,370            114,147
                                                   ----------------        ---------------    ---------------
  Total current liabilities                                 53,583                 16,370            476,420

Other liabilities                                          220,000                 (2,340)           282,380
                                                                                   10,120
                                                   ----------------        ---------------    ---------------
Total liabilities                                          273,583                 24,150            758,800

Stockholders' Equity:

Preferred stock                                                  -                      -                  -
Common stock                                                     -                 (8,334)             1,910
                                                                                      305

Additional paid-in capital                                       -                (46,600)         1,053,342
                                                                                  364,132

Accumulated deficit                                              -                    470            (41,421)
Notes receivable from stockholders                               -                      -            (10,151)
Accumulated other comprehensive loss                             -                     58             (1,646)
Common stock held in treasury, at cost                           -                      -            (35,727)
                                                   ----------------        ---------------    ---------------
Total stockholders' equity                                       -                310,031            966,307
                                                   ----------------        ---------------    ---------------
Total liabilities and stockholders' equity               $ 273,583              $ 334,181        $ 1,725,107
                                                   ================        ===============    ===============

                               BEARINGPOINT, INC.
                        (formerly KPMG Consulting, Inc.)
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                                   (unaudited)

          (US dollars in thousands, except share and per share amounts)


     Overview: On August 22, 2002, pursuant to a share purchase agreement dated as of June 8, 2002, by and among the Company, KPMG DTG, the majority shareholder of KCA, and minority shareholders of KCA as set forth in the share purchase agreement, the Company acquired all of the outstanding shares of KCA for $652,020 (including $14,000 of acquisition costs), of which $287,583 was paid in cash and $364,437 was paid through the issuance of 30.5 million shares of common stock.

     Basis of Presentation: For purposes of preparing pro forma financial information, we have used information derived from the Company's and KCA's consolidated financial statements. The Company's consolidated financial statements and the notes thereto as of and for the year ended June 30, 2002 can be found in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on September 30, 2002. KCA's audited consolidated financial statements and notes thereto as of and for the years ended December 31, 2001 and 2000, and KCA's unaudited consolidated financial statements as of June 30, 2002 and for the six months ended June 30, 2002 and 2001 and notes thereto, are presented in Euros and contained elsewhere in this Form 8-K/A. KCA's assets and liabilities were translated into United States dollars using current exchange rates; revenues and expenses were translated at the average exchange rate during the periods presented. In addition, using KCA's unaudited interim financial statements for the periods ended June 30, 2002 and 2001, KCA's calendar year-end consolidated statements of operations were adjusted to conform with the Company's June 30 fiscal year end presentation.

     The pro forma financial information reflect the following adjustments to the historical consolidated financial statements:

     (a) Adjustment to reclassify KCA's bad debt expense of $4,974, from selling, general and administrative expenses to other costs of service, to conform with the Company's presentation.

     (b) Adjustment to eliminate KCA's impairment loss of $395 related to an investment, which was disposed of in connection with the Company's acquisition of KCA.

     (c) Adjustment to eliminate KCA's historical goodwill amortization of $1,076 and historical purchased intangible amortization of $2,732, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," which the Company adopted as of July 1, 2001.

     (d) Adjustment to reflect the incremental amortization of purchased intangible assets consisting of backlog and tradename in the amount of $21,786 based on the Company's pro forma allocation of the KCA purchase price, including valuation of the identified intangible assets, determined in accordance with SFAS No. 141, "Business Combinations" (see note (k) below).

     (e) Adjustment to reflect the incremental interest expense associated with the debt financing of the Company's acquisition of KCA. The purchase price of $652,020 (including $14,000 of acquisition costs) was funded as follows: $220,000 from a new short-term revolving credit facility which expires on December 15, 2002, $53,583 from the Company's existing receivables purchase facility, $14,000 from cash on hand and $364,437 from issuance of 30.5 million shares of common stock. Prior to December 15, 2002, the Company intends to replace the $220,000 short-term revolving credit facility with approximately $175,000 of new long-term financing and $45,000 under the Company's existing $250,000 long-term revolving credit facility. For purposes of this pro forma financial information, we have used an assumed annual interest rate of 2.9% which is the current rate on the Company's existing $250,000 long-term revolving credit facility. The Company expects that the annual interest rate on $175,000 of new long-term financing will be approximately 6.0%, which would reduce income from continuing operations by $3,167 (net of tax). The receivables purchase facility carries a variable interest rate with an assumed annual interest rate of 2.2%. A change in the variable interest rate of 1/8% would effect annual net income from continuing operations by $40 (net of tax).

     (f) Adjustment to eliminate KCA's loss on equity investment of $2,884 as a result of the Company assigning no value to this equity investment as part of our allocation of KCA's purchase price in accordance with SFAS No. 141, "Business Combinations". The Company is not obligated to make and has no intention of making any capital contributions in connection with this investment and, therefore, will not incur any losses on such investment.

     (g) Adjustment to reflect incremental income tax benefits assumed to have been available to the Company associated with deductions for amortization of purchased intangibles and debt financing costs at marginal tax rates ranging from 40.9% to 45.0%.

     (h) Adjustment to reflect the assumed buy-out of the 49% minority interest in a subsidiary of KCA (Infonova Group), which occurred in connection with the Company's acquisition of KCA.

     (i) Adjustment to reflect the increase in the number of weighted average common shares outstanding of 30.5 million shares, based on $364,437 of common stock issued as consideration for the equity portion of the purchase price.

     (j) Adjustment to reflect the debt financing of the Company's acquisition of KCA. It is assumed the Company will put long-term financing in place to replace the short-term revolving credit facility prior to December 15, 2002 and therefore has included this debt as noncurrent.

     (k) Adjustment to reflect acquisition of KCA for $652,020 ($287,583 cash and $364,437 in common stock), including preliminary allocation of purchase price to identifiable assets and goodwill (and applicable useful life), and assumed liabilities representing the preliminary estimate of restructuring costs as of the acquisition date, as follows:

          Tangible net assets acquired           $  (3,881)
          Backlog                                   21,084  (1 year)
          Current deferred tax asset                 7,367
          Trade name                                 1,404  (2 years)
          Goodwill                                 652,536
          Noncurrent deferred tax liability        (10,120)
          Accrued restructuring costs              (16,370)

          The Company is in the process of finalizing a plan of restructuring to balance resources with market demand for services, including specifically identifying excess resources, and finalizing the cost of the action with appropriate regulatory bodies. The plan is expected to be finalized and implemented in the quarter ending December 31, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  BEARINGPOINT, INC.

Dated: October 17, 2002

                                  By:  /s/ Robert C. Lamb, Jr.
                                      --------------------------------
                                      Robert C. Lamb, Jr.
                                      Executive Vice President and
                                      Chief Financial Officer

                                INDEX OF EXHIBITS

   2.1 Share Purchase Agreement, dated June 8, 2002, among KPMG Consulting, Inc., KPMG DTG and the minority shareholders, which is incorporated by reference to Exhibit 2.1 from the Company's Form 8-K filed on September 6, 2002.

  23.1*   Consent of Ernst & Young.

  *       Filed herewith